Exhibit 10.5

SIMON PROPERTY GROUP
2023 RESTRICTED STOCK UNIT AWARD AGREEMENT

This 2023 Restricted Stock Unit Award Agreement (“Agreement”) made as of the date set forth below, among Simon Property Group, Inc., a Delaware corporation (the “Company”), its subsidiary, Simon Property Group, L.P., a Delaware limited partnership and the entity through which the Company conducts substantially all of its operations (the “Partnership”), and the person identified below as the grantee (the “Grantee”).

Recitals

A.The Grantee is an employee of the Company or one of its Affiliates and provides services to the Partnership.
B.On March [], 2023, the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) approved this award (this “Award”) as a component of the 2023 – 2025 Senior Executive Long Term Incentive Program.
C.This Award is made pursuant to the Simon Property Group, L.P. 2019 Stock Incentive Plan (the “Plan”), to provide certain employees of the Company or its Affiliates, including the Grantee, in connection with their employment, with the incentive compensation described in this Agreement, and thereby provide additional incentive for them to promote the progress and success of the business of the Company and its Affiliates, including the Partnership.

NOW, THEREFORE, the Company, the Partnership and the Grantee agree as follows:

1.Administration.  This Award shall be administered by the Committee which has the powers and authority as set forth in the Plan.  Should there be any direct conflict between the terms of this Agreement and the Plan, the terms of the Plan shall prevail.
2.Definitions.  Capitalized terms used herein without definitions shall have the meanings given to those terms in the Plan.  In addition, as used herein, including in any Schedule:

“Award” has the meaning set forth in the Recitals.

“Award RSUs” means the number of RSUs granted by this Agreement, the number of which granted is set forth on Schedule A.

“Clawback Policy” has the meaning set forth in Section 8(b).

“Cause” shall have the meaning specified in the Grantee’s Employment Agreement or, in the case the Grantee is not employed pursuant to an employment agreement or is party to an Employment Agreement that does not define the term, “Cause” shall mean any of the following acts by the Grantee: (i) embezzlement or misappropriation of corporate funds, (ii) any acts resulting in a conviction for, or plea of guilty or nolo contendere to, a charge of commission of a felony, (iii) misconduct resulting in injury to the Company or any Affiliate, (iv) activities harmful to the reputation of the Company or any Affiliate, (v) a material violation of Company or any Affiliate’s operating guidelines or policies, (vi) willful refusal to perform, or substantial disregard of, the duties properly assigned to the Grantee, or (vi) a violation of any contractual, statutory or common law duty of loyalty to the Company or any Affiliate.

“Change of Control” means:

(i)Any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any of its subsidiaries, or the estate of Melvin Simon, Herbert Simon or David Simon (the “Simons”), or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its subsidiaries), together with all “Affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; provided that for purposes of determining the “beneficial ownership” (as such term is defined in Rule 13d-3 under the Exchange Act) of any “group” of which the Simons or any of their Affiliates or associates is a member (each such entity or individual, a “Related Party”), there shall not be attributed to the beneficial ownership of such group any shares beneficially owned by any Related Party;
(ii)Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;
(iii)The consummation of a reorganization, merger or consolidation in which the Company and/or the Partnership is a party, or of the sale or other disposition of all or substantially all of the assets of the Company and/or the Partnership (any such reorganization, merger, consolidation or sale or other disposition of assets being referred to as a “Business Combination”), in each case unless, following such Business Combination, (A) more than 60% of the combined voting power of the then outstanding voting securities of the surviving or acquiring corporation resulting from the Business Combination entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Company’s outstanding voting securities immediately prior to such Business Combination in substantially the same proportions as their beneficial ownership, immediately prior to such Business Combination, of the

Company’s outstanding voting securities, (B) no person (excluding the Company, the Simons, any employee benefit plan or related trust of the Company or such surviving or acquiring corporation resulting from the Business Combination and any person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 25% or more of the Company’s outstanding voting securities) beneficially owns, directly or indirectly, 25% or more of the combined voting power of the then outstanding voting securities of the surviving or acquiring corporation resulting from the Business Combination entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of the surviving or acquiring corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement providing for such Business Combination; or
(iv)Approval by the stockholders of a complete liquidation or dissolution of the Company and/or the Partnership.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the Company’s common stock, par value $0.0001 per share, either currently existing or authorized hereafter.

“Continuous Service” means the continuous service to the Company or any subsidiary or Affiliate, without interruption or termination, in any capacity of employment. Continuous Service shall not be considered interrupted in the case of: (i) any approved leave of absence; (ii) transfers among the Company and any subsidiary or Affiliate in any capacity of employment; or (iii) any change in status as long as the individual remains in the service of the Company and any subsidiary or Affiliate in any capacity of employment. An approved leave of absence shall include sick leave (including, due to any mental or physical disability whether or not such condition rises to the level of a Disability), military leave, or any other authorized personal leave.  For purposes of determining Continuous Service, service with the Company includes service, following a Change of Control, with a surviving or successor entity (or its parent entity) that agrees to continue, assume or replace this Award, as contemplated by Section 4(c)(iii)(B).

“Disability” means, with respect to the Grantee, a “permanent and total disability” as defined in Section 22(e)(3) of the Code.

“Dividend Equivalent” has the meaning set forth in Section 5.

“Employment Agreement” means, as of a particular date, any employment or similar service agreement then in effect between the Grantee, on the one hand, and the Company or one of its Subsidiaries, on the other hand, as amended or supplemented through such date.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Family Member” has the meaning set forth in Section 7(b).

“Good Reason” shall have the meaning specified in the Grantee’s Employment Agreement, or, if the Grantee is not employed pursuant to an employment agreement or is party to an Employment Agreement that does not define the term, “Good Reason” shall mean any of the following events that occurs without the Grantee’s prior consent:

(i)the Grantee experiences a material diminution in title, employment duties, authority or responsibilities as compared to the title, duties, authority and responsibilities as in effect during the 90-day period immediately preceding the Change of Control;

(ii)the Grantee experiences a material diminution in compensation and benefits as compared to the compensation and benefits as in effect during the 90-day period immediately preceding the Change of Control, other than (A) a reduction in compensation which is applied to all employees of the Company or applicable Affiliate in the same dollar amount or percentage, or (B) a reduction or modification of any employee benefit program covering substantially all of the employees of the Company or applicable Affiliate, which reduction or modification generally applies to all employees covered under such program; or

(iii)the Grantee is required to be based at any office or location that is in excess of 50 miles from the principal location of the Grantee’s work during the 90-day period immediately preceding the Change of Control.

Before a resignation will constitute a resignation for Good Reason, the Grantee must give the Company or applicable Affiliate a notice of resignation within 30 calendar days of the occurrence of the event alleged to constitute Good Reason.  The notice must set forth in reasonable detail the specific reason for the resignation and the facts and circumstances claimed to provide a basis for concluding that such resignation is for Good Reason.  Failure to provide such notice within such 30-day period shall be conclusive proof that the Grantee does not have Good Reason to terminate employment.  In addition, Good Reason shall exist only if the Company or applicable Affiliate fails to remedy the event or events constituting Good Reason within 30 calendar days after receipt of the notice of resignation and the date of termination occurs within 90 calendar days following the occurrence of the event alleged to constitute Good Reason.

“Grant Date” means March [], 2023.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, other entity or “group” (as defined in the Exchange Act).

“Plan” has the meaning set forth in the Recitals.

“Qualified Termination” has the meaning set forth in Section 4(b).

“RSUs” means restricted stock units.

“Scheduled Vesting Date” has the meaning set forth in Section 3(c).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Transfer” has the meaning set forth in Section 7(a).

“Vested RSUs” means those Award RSUs that have fully vested in accordance with the time-based vesting conditions of Section 3(c) or have vested on an accelerated basis under Section 4.

3.Award.
(a)The Grantee is granted as of the Grant Date, the number of Award RSUs set forth on Schedule A which are subject to forfeiture as provided in this Section 3 and Section 4.  Each Vested RSU shall represent the right to receive payment, in accordance with this Agreement, of one share of Common Stock. Prior to actual payment in respect of any Award RSUs, such Award RSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.  It is a condition to the effectiveness of this Award that the Grantee execute and deliver a copy of this Agreement and such other documents that the Company and/or the Partnership reasonably request in order to comply with all applicable legal requirements, including, without limitation, federal and state securities laws.
(b)Award RSUs shall become Vested RSUs in the amounts and upon the conditions set forth in this Section 3 and in Section 4, so long as the Continuous Service of the Grantee continues through the applicable vesting date, unless otherwise expressly set forth in this Agreement with respect to a Qualified Termination or Change of Control, or as determined by the Committee, in its sole and absolute discretion, as provided in Section 4(e).
(c)The Award RSUs shall become Vested RSUs in the following amounts and at the following times, provided that the Continuous Service of the Grantee continues through and on the Scheduled Vesting Date (as defined below) or the accelerated vesting date provided in Section 4, as applicable:
●	One hundred percent (100%) of the Award RSUs shall become Vested RSUs on March [], 2026 (the “Scheduled Vesting Date”).
(d)Subject to the terms and conditions of the Plan and this Agreement, the Company will settle each Vested RSU with the delivery of one share of Common Stock and pay the related Dividend Equivalents to the Grantee, in each case, as soon as practicable after the applicable vesting date, but in no event later than thirty (30) days following the applicable vesting date.  In the event that the Company delays a distribution or payment in settlement of Award RSUs because it reasonably determines that the issuance of shares of Common Stock in settlement of RSUs will violate federal securities laws or other applicable law, such distribution or payment shall be made at the earliest date at which the Company reasonably determines that the making of such distribution or payment will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii).  The Company shall not delay any payment if such delay will result in a violation of Section 409A of the Code.

(e)Except as otherwise provided under Section 4, upon termination of Continuous Service before the Scheduled Vesting Date, any Award RSUs that have not become Vested RSUs pursuant to Section 3(c) shall, automatically and without notice be forfeited and be and become null and void, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such Award RSUs.
4.Termination of Grantee’s Employment; Death and Disability; Change of Control.
(a)If the Grantee’s Continuous Service terminates prior to the Scheduled Vesting Date, the provisions of Sections 4(b) through Section 4(e) shall govern the treatment of the Grantee’s Award RSUs exclusively, unless the Grantee's Employment Agreement contains provisions that expressly refer to this Section 4(a) and provides that those provisions of the Employment Agreement shall instead govern the treatment of the Grantee’s Award RSUs. In the event an entity of which the Grantee is an employee ceases to be a subsidiary or Affiliate of the Company, such action shall be deemed to be a termination of employment of the Grantee for purposes of this Agreement, unless the Grantee promptly thereafter becomes an employee of the Company or any of its Affiliates, provided that, the Committee or the Board, in its sole and absolute discretion, may make provision in such circumstances for lapse of forfeiture provisions and/or accelerated vesting of some or all of the Grantee’s Award RSUs effective immediately prior to such event. If a Change of Control occurs, Section 4(c) shall govern the treatment of the Grantee’s Award RSUs exclusively, notwithstanding the provisions of the Plan.
(b)In the event of termination of the Grantee’s Continuous Service by Grantee’s death or Disability (each a “Qualified Termination”) prior to the Scheduled Vesting Date, then to the extent the Grantee’s Award RSUs have not already become Vested RSUs, such Award RSUs shall, as of the date of such Qualified Termination, become Vested RSUs and no longer be subject to forfeiture pursuant to Section 3(e); provided that, notwithstanding that no Continuous Service requirement pursuant to Section 3(c) will apply to the Grantee after the effective date of a Qualified Termination the Grantee will not have the right to Transfer (as defined in Section 7) the shares of Common Stock delivered in respect of such Vested RSUs, except (i) by reason of the Grantee’s death, (ii) to the Company, or (iii) in connection with a Change of Control, until such dates as of which his or her Award RSUs would have become Vested RSUs pursuant to Section 3(c) absent a Qualified Termination.
(c)If a Change of Control occurs prior to the Scheduled Vesting Date, the provisions of this Section 4(c) shall apply:
(i)If, within 24 months after a Change of Control (A) described in clauses (i) or (ii) of the definition of Change of Control or (B) described in clause (iii) of the definition of Change of Control in connection with which the surviving or successor entity (or its parent entity) agrees to continue, assume or replace this Award, the Grantee's Continuous Service terminates as the result of either an involuntary termination for reasons other than Cause or a resignation for Good Reason, then to the extent the Grantee’s Award RSUs have not already become Vested RSUs, such Award RSUs shall become Vested RSUs as of the termination of Continuous Service and shall no longer be subject to forfeiture pursuant to Section 3(e).
(ii)If this Award is not continued, assumed or replaced in connection with a Change of Control described in clause (iii) of the definition of Change of Control as contemplated by Section 4(c)(iii)(B), then to the extent the Grantee’s Award RSUs have not already become Vested RSUs, such Award RSUs shall become Vested RSUs as of the date of the Change of Control and shall no longer be subject to forfeiture pursuant to Section 3(e).  Unless the Committee, in its sole and absolute discretion, provides otherwise in connection with a Change of Control described in clause (iv) of the definition of Change of Control, the Grantee’s Award RSUs shall, to the extent they have not already become Vested RSUs, become Vested RSUs immediately prior to the consummation of the liquidation, dissolution or sale of assets and shall no longer be subject to forfeiture pursuant to Section 3(e).
(iii)For purposes of this Section 4(c), this Award will be considered assumed or replaced if, in connection with the Change of Control transaction, either (A) the contractual obligations represented by this Award are expressly assumed by the surviving or successor entity (or its parent entity) with appropriate adjustments to the number and type of securities subject to this Award that preserves the economic or financial value of this Award existing at the time the Change of Control occurs, or (B) the Grantee has received a comparable RSU award that preserves the economic or financial value of this Award existing at the time of the Change of Control transaction and is subject to substantially similar terms and conditions as this Award.
(iv)Unless and until the Award RSUs become Vested RSUs pursuant to Section 4(c)(i) or Section 4(c)(ii), the Award RSUs shall vest in accordance with Section 3(c).
(d)Notwithstanding the foregoing, in the event any payment to be made hereunder after giving effect to this Section 4 is determined to constitute “nonqualified deferred compensation” subject to Section 409A of the Code, then, to the extent the Grantee is a “specified employee” under Section 409A of the Code subject to the six-month delay thereunder, any such payments to be made during the six-month period commencing on the Grantee’s “separation from service” (as defined in Section 409A of the Code) shall be delayed until the expiration of such six-month period.
(e)Unless the Grantee's Employment Agreement provides otherwise, in the event of a termination of the Grantee’s Continuous Service other than a Qualified Termination or a termination described in Section 4(c)(i), all Award RSUs that have not theretofore become Vested RSUs shall, without payment of any consideration by the Company automatically and without notice terminate, be forfeited and be and become null and void, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such Award RSUs, provided, however, in the event the termination of Grantee’s employment is due to Grantee’s retirement after age 55, the Committee may determine, in its sole and absolute discretion, that all or any portion of the Award RSUs shall become Vested RSUs, together with the terms and conditions upon which any such Award RSUs shall become Vested RSUs.
5.Dividends and Dividend Equivalents.  Upon cash dividends being paid on outstanding shares of Common Stock, dividend equivalents (“Dividend Equivalents”) shall be credited to a book entry account on Grantee’s behalf in respect of Grantee’s Award RSUs. The Dividend Equivalent credited to each Award RSU shall be the same amount as the cash dividend paid on each share of the Common Stock.  Any Dividend Equivalents will be held uninvested and without interest. Grantee’s right to receive any Dividend Equivalents shall vest only if and when the related Award RSU vests, and an amount equal to such cash dividends shall be paid to Grantee in cash on the applicable date on which the related Vested RSU is settled. Prior to the payment thereof, any Dividend Equivalents will be encompassed within the term “Award RSUs”.  Dividend Equivalents and any amounts that may become payable in respect thereof shall be treated separately from the Award RSUs and the rights arising in connection therewith for purposes of the designation of time and form of payments required by Section 409A of the Code.
6.Restrictions on New RSUs or Shares.  In the event that the Award RSUs or the shares of Common Stock underlying the Award RSUs are changed into or exchanged for a different number or kind of securities of the Company or of another corporation or other entity by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend or combination of shares, such new or additional or different securities which are issued upon conversion of or in exchange or substitution for Award RSUs or the shares of Common Stock underlying the Award RSUs which are then subject to vesting shall be subject to the same vesting conditions as such Award RSUs or shares, as applicable, unless the Committee provides for the vesting of the Award RSUs or the shares of Common Stock underlying the Award RSUs, as applicable.
7.Restrictions on Transfer.
(a)Except as otherwise permitted by the Committee. in its sole and absolute discretion, none of the Award RSUs or Vested RSUs shall be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed or encumbered, whether voluntarily or by operation of law (each such action a “Transfer”); provided that Award RSUs and Vested RSUs may be Transferred to the Grantee’s Family Members (as defined below) by gift, bequest or domestic relations order; and provided further that the transferee agrees in writing with the Company and the Partnership to be bound by all the terms and conditions of this Agreement and that subsequent transfers shall be prohibited except those in accordance with this Section 7.  Additionally, all such Transfers must be in compliance with all applicable securities laws (including, without limitation, the Securities Act). In connection with any such Transfer, the Company may require the Grantee to provide an opinion of counsel, satisfactory to the Company that such Transfer is in compliance with all federal and state securities laws (including, without limitation, the Securities Act).  Any attempted Transfer not in accordance with the terms and conditions of this Section 7 shall be null and void, and the Company shall not reflect on its records any change in record ownership of any Award RSUs or Vested RSUs as a result of any such Transfer, shall otherwise refuse to recognize any such Transfer and shall not in any way give effect to any such Transfer.  Except as provided in this Section 7, this Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.
(b)For purposes of this Agreement, “Family Member” of a Grantee, means the Grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee’s household (other than a tenant of the Grantee), a trust in which one or more of these persons (or the Grantee) own more than 50 percent of the beneficial interests, and a partnership or limited liability company in which one or more of these persons (or the Grantee) own more than 50 percent of the voting interests.
8.Miscellaneous.
(a)Amendments. This Agreement may be amended or modified only with the consent of the Company and the Partnership acting through the Committee, in its sole and absolute discretion; provided that any such amendment or modification must be consented to by the Grantee to be effective as against him or her. This grant shall in no way affect the Grantee’s participation or benefits under any other plan or benefit program maintained or provided by the Company or the Partnership or any of their subsidiaries or Affiliates.
(b)Clawback.  The Company has adopted an “Executive Compensation Clawback Policy” (“Clawback Policy”) applicable to all performance-based compensation paid or to be paid to the executive officers of the Company.  Grantee hereby agrees that the Award RSUs which are awarded under terms of this Agreement and which may become Vested RSUs, and ultimately shares of Common Stock hereunder, are and shall remain subject to the Clawback Policy, as the same may be hereafter amended, modified or supplemented with the approval of the Committee, in its sole and absolute discretion.  Further, Grantee agrees that should the Committee, in its sole and absolute discretion, determine that any Vested RSUs hereunder or shares of Common Stock paid to Grantee to settle any Vested RSUs must be forfeited by the Grantee pursuant to the Clawback Policy, Grantee shall tender repayment or forfeiture of the Vested RSUs or shares of Common Stock, as the case may be, to the Company in amounts as may be determined from time-to-time by the Committee, in its sole and absolute discretion, all in accordance with the Clawback Policy.
(c)Incorporation of Plan; Committee Determinations. The provisions of the Plan are hereby incorporated by reference as if set forth herein. The Committee will make the determinations and certifications required by this Award as promptly as reasonably practicable following the occurrence of the event or events necessitating such determinations or certifications. In the event of a Change of Control, the Committee will make such determinations within a period of time that enables the Company to make any payments due hereunder not later than the date of consummation of the Change of Control.
(d)Status of RSUs; Plan Matters. This Award constitutes an incentive compensation award under the Plan. The number of shares of Common Stock reserved for issuance under the Plan underlying outstanding Award RSUs will be determined by the Committee, in its sole and absolute discretion, in light of all applicable circumstances, including under Section 3.
(e) Legend.  The records of the Company evidencing the RSUs shall bear an appropriate legend, as determined by the Company in its sole discretion, to the effect that such RSUs are subject to restrictions as set forth herein.
(f)Compliance With Law.  The Company and the Grantee will make reasonable efforts to comply with all applicable securities laws. In addition, notwithstanding any provision of this Agreement to the contrary, no RSUs will become Vested RSUs at a time that such vesting would result in a violation of any such law.
(g)Grantee Representations; Registration.
(i)The Grantee hereby represents and warrants that (A) he or she understands that he or she is responsible for consulting his or her own tax advisor with respect to the application of the U.S. federal income tax laws, and the tax laws of any state, local or other taxing jurisdiction to which the Grantee is or by reason of this Award may become subject, to his or her particular situation; (B) the Grantee has not received or relied upon business or tax advice from the Company, the Partnership or any of their respective employees, agents, consultants or advisors, in their capacity as such; (C) the Grantee has been afforded the opportunity to obtain such additional information as he or she deemed necessary before accepting this Award; and (D) the Grantee has had an opportunity to ask questions of representatives of the Company, or persons acting on their behalf, concerning this Award before accepting this Award.
(ii)The Grantee hereby acknowledges that: (A) shares of Common Stock issued under the Plan in settlement of the RSUs, if any, are expected to be covered by a Registration Statement on Form S-8 (or a successor form under applicable rules and regulations of the SEC) under the Securities Act, to the extent that the Grantee is eligible to receive such shares under the Plan at the time of such issuance and such Registration Statement is then effective under the Securities Act; and (B) resales of shares of Common Stock issued under the Plan in settlement of the RSUs, if any, shall only be made in compliance with all applicable restrictions (including in certain cases “blackout periods” forbidding sales of Company securities) set forth in the then applicable Company employee manual or insider trading policy and in compliance with the registration requirements of the Securities Act or pursuant to an applicable exemption therefrom.

(h)Tax Consequences.  The Grantee acknowledges that (i) neither the Company nor the Partnership has made any representations or given any advice with respect to the tax consequences of acquiring, holding, selling or settling the RSUs or making any tax election with respect to the RSUs and (ii) the Grantee is relying upon the advice of his or her own tax advisor in determining such tax consequences.
(i)Severability.  If, for any reason, any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not so held invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect.
(j)Governing Law.  This Agreement is made under, and will be construed in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflict of laws of such state.
(k)No Obligation to Continue Position as an Employee, Consultant or Advisor.  Neither the Company nor any Affiliate is obligated by or as a result of this Agreement to continue to have the Grantee as an employee, consultant or advisor and this Agreement shall not interfere in any way with the right of the Company or any Affiliate to terminate the Grantee’s employment at any time.
(l)Rights as Stockholder.  Neither the Grantee nor any person claiming under or through the Grantee will have any of the rights or privileges of a stockholder of the Company in respect of any shares of Common Stock deliverable hereunder unless and until certificates representing such shares of Common Stock will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Grantee or any person claiming under or through the Grantee.
(m)Notices.  Any notice to be given to the Company shall be addressed to the Secretary of the Company at 225 West Washington Street, Indianapolis, Indiana 46204, and any notice to be given to the Grantee shall be addressed to the Grantee at the Grantee’s address as it appears on the employment records of the Company, or at such other address as the Company or the Grantee may hereafter designate in writing to the other.
(n)Withholding and Taxes.  No later than the date as of which an amount first becomes includible in the gross income of the Grantee for income tax purposes or subject to the Federal Insurance Contributions Act withholding with respect to this Award, the Grantee will pay to the Company or, if appropriate, any of its Affiliates, or make arrangements satisfactory to the Committee, in its sole and absolute discretion, regarding the payment of any United States federal, state or local or foreign taxes of any kind required by law to be withheld with respect to such amount; provided, however, that if any RSUs or Shares of Common Stock are withheld (or returned), the number of RSUs or shares of Common Stock so withheld (or returned) shall be limited to the number which have a fair market value on the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Grantee.
(o)Headings.  The headings of paragraphs of this Agreement are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.
(p)Counterparts.  This Agreement may be executed in multiple counterparts with the same effect as if each of the signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.
(q)Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and any successors to the Company and the Partnership, on the one hand, and any successors to the Grantee, on the other hand, by will or the laws of descent and distribution, but this Agreement shall not otherwise be assignable or otherwise subject to hypothecation by the Grantee.
(r)Section 409A.  This Agreement shall be construed, administered and interpreted in accordance with a good faith interpretation of Section 409A of the Code, to the extent applicable. Any provision of this Agreement that is inconsistent with applicable provisions of Section 409A of the Code, or that may result in penalties under Section 409A of the Code, shall be amended, with the reasonable cooperation of the Grantee and the Company and the Partnership, to the extent necessary to exempt it from, or bring it into compliance with, Section 409A of the Code.

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of March [], 2023.

SIMON PROPERTY GROUP, INC., a Delaware corporation

By:

Name: John Rulli

Title:Chief Administrative Officer

SIMON PROPERTY GROUP, L.P., a Delaware limited partnership

By:	Simon Property Group, Inc., a Delaware corporation, its general partner

By:

Name: John Rulli

Title:	Chief Administrative Officer

GRANTEE

[Electronic Signature]

Name: [Participant Name]

SCHEDULE A TO 2023 RESTRICTED STOCK UNIT AWARD AGREEMENT

Grant Date:March [], 2023

Name of Grantee:[Participant Name]

NUMBER OF AWARD RSUs:[Number of Awards Granted]